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                                                                 EXHIBIT 10.06.1

                                 EMPLOYMENT AGREEMENT

    This Agreement is made effective as of the 22d day of May, 1997, the "Effective Date," by and between Falcon Building Products, Inc. (the "Company"), and William K. Hall, an individual residing at 855 Lamson Drive, Winnetka, Illinois 60093 (the "Employee").

    WHEREAS, as a condition to an Agreement and Plan of Merger between the Company and FBP Acquisition Corp., Inc. (the "Merger Agreement"), the Employee has agreed to be employed by the Company on and after the date as of which such merger is effective (the "Merger Date"); and

    WHEREAS, the Company wants to employ the Employee and the Employee wants to be employed by the Company on and after the Effective Date in accordance with the terms of this Employment Agreement, which Employment Agreement supersedes and replaces any and all other employment agreements between Employee and the Company;

    NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties herein contained, the parties hereto agree as follows:

    1.   EMPLOYMENT AND TERM.

         (a) The Company hereby agrees to employ the Employee as its Chairman, President and Chief Executive Officer and the Employee hereby agrees to serve the Company in such capacity, subject to the terms and conditions hereof for the period commencing on the Merger Date and continuing until terminated as provided in Section 5 (the "Termination Date"). The Employee is being engaged on a full time basis to perform services consistent with the titles of Chairman, President and Chief Executive Officer. Prior to the Merger Date, Employee will be compensated in accordance with the terms of his employment as in effect immediately prior to the Effective Date.

         (b) Notwithstanding the provisions of subsection (a) above, during his employment, the Employee may devote reasonable time to activities other than those required under this Employment Agreement, including serving on the Board of Directors of GenCorp., A.M. Castle and, subject to the approval of the Board of Directors of the Company (the "Board"), other similar companies and institutions, to the extent that such activities do not inhibit or prohibit the performance of the Employee's duties under this Employment Agreement, or conflict in any material way with the business of the Company.

    2. COMPENSATION. The Employee shall be paid for the performance of his duties under this Agreement during the term of his employment with the Company in accordance with the following:

         (a) BASE COMPENSATION. The Company shall pay the Employee base compensation, which on and after the Merger Date shall be at the rate of not less than $600,000 per year ("Base Compensation"). The Employee's Base Compensation shall be payable semi-monthly, shall not be decreased and shall be subject to annual or periodic review beginning June 1, 1998 in accordance with the Company's customary practices for its other executives and be increased in the sole discretion of the Board. In the event the Board increases the Employee's Base Compensation, such compensation may not be decreased thereafter.

         (b) BONUS. The Company shall pay the Employee a bonus for each fiscal year based upon target performance goals (the "Target") to be mutually agreed upon by the Board and the Employee and measured as a percentage of the Employee's Base Compensation. Notwithstanding the preceding sentence, if the Target is achieved, the Employee shall be entitled to a bonus the amount of which is no less than 90% of Base Compensation. The bonus shall be payable as soon after the end of each fiscal year as it can be determined, but in any event within ninety (90) days thereafter. If the employment of Employee is terminated at other than year-end, the bonus will be prorated to reflect the period during the year Employee was employed.

              (i) For the portion of the 1997 fiscal year which ends immediately prior to the Merger Date, the Employee shall be entitled to a prorated bonus under the terms of the bonus plan as in effect on the Effective Date.

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              (ii)    For fiscal year 1997, the Target shall be based upon the
    Company's earnings before interest, taxes, depreciation and amortization from continuing operations and before corporate overhead and Ultravent charges ("Subsidiary EBITDA"). For fiscal year 1997, Subsidiary EBITDA is estimated to be $93.7 million and the bonus for fiscal year 1997 will be paid pro rata based upon the Subsidiary EBITDA earned after the Merger Date.

              (iii) For the portion of the 1997 fiscal year which commences on the Merger Date, the employee shall be entitled to a bonus provided that at least 85% of the Target is achieved. The amount of the bonus shall be pro rated for the portion of the fiscal year following the Merger Date from an amount determined by straight line interpolation from 45% of Base Compensation if 85% of Target is achieved to 112.5% of Base Compensation if 107.5% of the Target is achieved. The Board may, in its sole and absolute discretion, increase the bonus by an amount up to 22.5% of Base Compensation.

         (c) TRANSACTION BONUS. The Company shall pay the Employee a bonus equal to $700,000 (the "Transaction Bonus"); PROVIDED, HOWEVER, that if the Company reasonably determines that the payment of such Transaction Bonus, together with the accelerated vesting of the Employee's stock options and restricted stock previously granted by the Company, may result in an excise tax under section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), the amount of such Transaction Bonus shall be reduced to the extent reasonably determined by the Company to be necessary or desirable to avoid such excise tax, and the amount of such reduction shall be mutually agreed to by the Company and the Employee prior to the Merger Date. The Transaction Bonus shall be paid to the Employee in a lump sum on the Merger Date. Notwithstanding the foregoing, the Company shall not be obligated to pay the Transaction Bonus if the Employee is not employed by the Company on the Merger Date.

    3. BENEFITS. The Employee shall be entitled to participate in and receive benefits under any retirement plan, savings plan, related override benefit plan, nonqualified deferred compensation plan, health plan, disability plan, life insurance plan and any other employee benefit plan or arrangement (collectively, "Benefit Plans") made available from time to time to executives of the Company. The Employee shall be entitled to such other benefits, including vacation, executive perquisites, fringe benefits and expense reimbursements as currently in effect for executives of the Company and as the same may from time to time be amended.

    4.   STOCK OWNERSHIP.

         (a) BASE STOCK OPTIONS. On the Merger Date, the Company shall grant the Employee seven-year stock options on shares equal to no less than 2.0% of the Company's then-outstanding shares of common stock. To the extent permitted by law, such options shall constitute incentive stock options under the Internal Revenue Code. Such options will be exercisable at a price equal to the Cash Election Price (as defined in the Merger Agreement), subject to adjustment for changes in capital, and will provide for seven (7) year cliff vesting with four
(4) year accelerated vesting based on meeting agreed-upon financial performance and acquisition targets and/or cumulative performance vesting goals, with further accelerated vesting in the event of an IPO or other exit scenarios provided in the latter event that agreed upon IRR target levels are achieved. Additionally, these options shall include put provisions in the event of the Employee's death, disability or retirement, and call provisions in the event of termination of employment -- both put and call provisions to be exercised at fair market value. Said provisions and such other additional reasonable terms and conditions will be set forth in a stock option plan to be adopted by the Company before the Merger Date.

         (b) SUPPLEMENTAL STOCK OPTIONS. On the Merger Date, in lieu of a funded supplemental executive retirement plan, the Company shall grant to the Employee options to purchase an additional amount of the capital stock of the Company to be agreed upon prior to the Merger Date at the Cash Election Price.

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         (c)  OWNERSHIP.  On the Merger Date, the Employee shall purchase or retain ownership of no less than 1% of the Company's outstanding shares of common stock on the Merger Date.

         (d) SENIOR EXECUTIVE STOCK PURCHASE PLAN. On and after the Merger Date, the Company shall continue the loan program under the Company's Senior Executive Stock Purchase Plan as in effect immediately prior to the Effective Date and the change in control provision of such plan shall not take effect by reason of the merger contemplated by the Merger Agreement.

         (e) PUT/CALL RIGHTS. The Employee will have rights to put to the Company and the Company shall have rights to call from the Employee shares of capital stock of the Company owned or acquired by the Employee on the Merger Date without restriction, as set forth on attached Exhibit A. The parties will agree on a fair and reasonable valuation process, no later than the Merger Date.

    5.   TERMINATION.

         (a) This Agreement may be terminated by the Company by written notice to the Employee only by action of a majority of the Board. The termination will not be effective until the later of three years after the Merger Date or two years after written notice of termination is given to the Employee unless the termination is for "Good Cause." "Good Cause" shall mean (i) the Employee's conviction of any embezzlement or any felony involving fraud or breach of trust relating to the performance of the Employee's duties, (ii) the Employee's willful engagement in gross misconduct in the performance of his duties,
(iii) the Employee's death, or (iv) permanent disability which materially impairs the Employee's performance of his duties. Termination for "Good Cause" shall be effective immediately.

         (b) The Employee may terminate this Agreement by giving the Company written notice of termination. The termination will be effective sixty (60) days after written notice of termination is given to the Company. The Employee may terminate this Agreement for "Good Reason." "Good Reason" shall exist if
(i) the Company continues a reduction in compensation or expenditures for Benefit Plans, relocates outside the Chicago area or commits another material breach of this Agreement for more than 30 days after being notified in writing by the Employee of such breach PROVIDED the Employee has given such notice to the Company within 30 days of first becoming aware of the facts constituting such breach, (ii) the Company gives the Employee a notice of termination without Good Cause (as defined above) PROVIDED the Employee terminates this Agreement within 30 days of receiving such notice, (iii) a "Change of Control" occurs, and the Employee's employment hereunder is terminated by either party for any reason other than "Good Cause," or (iv) the Employee retires from the Company on a date that is mutually agreed upon by the Company and the Employee. A "Change of Control" shall occur when any person (as such term is used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, the "Exchange Act") other than a majority shareholder on the Merger Date is or becomes the "beneficial owner" (as defined in Rule 13(d)-3 under the Exchange Act) of securities of the Company representing more than 35% of the combined voting power of the Company's then outstanding voting securities; PROVIDED, HOWEVER, that no Change of Control shall be deemed to have occurred if beneficial ownership by such person is less than 50% of the combined voting power of the Company's then outstanding voting securities and the original investors in FBP Acquisition Corp., Inc., who at the Merger Date received voting securities of the Company beneficially own at least 20% of the combined voting power of the Company's then outstanding voting securities.

         (c) If the Company by written notice to the Employee elects to terminate his employment with the Company prior to the Termination Date provided by Section 5(a) for other than "Good Cause" or, if the Employee terminates this Agreement and simultaneously therewith his employment by the Company and its parent and subsidiary corporations for Good Reason, then the following shall occur:

              (i) All of the Employee's outstanding and unexercised options to purchase stock of the Company shall, to the extent vested at the date of notice of termination, continue to be

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    exercisable for a period ending on the earlier of the date 18 months from the date of such notice and the specific expiration date stated in the option.

              (ii) The Company for a period of two years from the date of notice of such termination or through three years after the Merger Date whichever is later (the "Severance Period") shall continue to provide to the Employee (1) his Base Compensation, at the rate most recently determined, (2) a bonus for each fiscal year (and a pro rata amount for each partial year) in an amount equal to the latest Target bonus,
    (3) health coverage, life insurance and disability insurance (subject in the case of long-term disability to the availability of such coverage under the Company's insurance policy), (4) suitable office space and secretarial services, and (5) reimbursement for outplacement services. If the Employee dies during the Severance Period, the payments provided by (1) and (2) above shall be made to the Employee's spouse at the time of his death as long as she is alive and if she should not survive him or shall subsequently die, to the estate of the Employee, and the health coverage shall be made available to his spouse and eligible dependents. The period of health coverage provided by this Agreement shall reduce the period of COBRA coverage which would otherwise be required.

              (iii) The Employee will be fully vested in all retirement and savings plans.

         (d) The parties agree that the payments and benefits provided for in subsection (c) of this Section shall be deemed to constitute liquidated damages for the Company's breach or constructive breach of this Agreement and payment for the non-competition provisions of this Agreement, and the Company agrees that (i) the Employee shall not be required to mitigate his damages by seeking other employment or otherwise, and (ii) the Company's payments and other obligations under this Agreement shall not be reduced in any way by reason of any compensation received by the Employee from sources other than the Company and its affiliates, except as otherwise expressly provided herein.

    6. ENTIRE AGREEMENT. The terms and provisions of this Agreement constitute the entire agreement between the parties and supersede any previous oral or written communications, representations or agreements with respect to the subject matter hereof.

    7. NOTICE. Any Notices given hereunder shall be in writing and shall be given by personal delivery or by certified or registered mail, return receipt requested, addressed to:

    If to the Company:                 If to the Employee:

    President                          To the address shown at the
    Falcon Building Products, Inc.     beginning of this Employment
    2 North Riverside Plaza            Agreement
    Chicago, Illinois  60606


or such other address as shall be furnished in writing by one party to the other.

    8. SEVERABILITY. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if the invalid or unenforceable provision had been omitted.

    9. SUCCESSORS. The Company's obligations hereunder shall be binding legal obligations of any successor to all or substantially all of the Company's business by purchase, merger, consolidation or otherwise. The Company may not sell or otherwise dispose of all or substantially all of its assets or merge or consolidate with any other entity without making adequate provision for its obligations hereunder. The Employee may not assign this Agreement during his life, and upon his death, this Agreement shall be binding upon and inure to the benefit of his heirs, legatees and the legal representative of each.

    10. APPLICABLE LAW. This Agreement shall be construed and interpreted pursuant to the laws of Illinois.

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    11.  AMENDMENT.  This Agreement may be amended only by a written document signed by both parties.

    IN WITNESS WHEREOF, the parties have executed this Employment Agreement effective as of the day and year first above written.

Falcon Building Products, Inc.                   Employee

                                                 William K. Hall

By:  /s/ Rod Dammeyer                            /s/ William K. Hall
    -------------------------------               ---------------------------

Its:  Chairman of the Board
    -------------------------------


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                                                                EXHIBIT A

The provisions of the Put/Call arrangements are as follows:

-------------------------------------------------------------------------------
          CALL PROVISION                             CALL PRICE
-------------------------------------------------------------------------------
                                        WITHIN 3 YEARS         AFTER 3 YEARS
-------------------------------------------------------------------------------

Employee leaves without Good Reason   Lower of Cost or FMV  FMV
-------------------------------------------------------------------------------
Employee leaves with Good Reason      FMV                   FMV
-------------------------------------------------------------------------------
Employee is terminated for Cause      Lower of Cost or FMV  Lower of Cost or FMV
-------------------------------------------------------------------------------
Any other reason                      FMV                   FMV
-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
            PUT PROVISION                             PUT PRICE
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                                        BEFORE 3 YEARS          AFTER 3 YEARS
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Employee is terminated without Cause  Lower of Cost or FMV  FMV
-------------------------------------------------------------------------------
Resignation for Good Reason           Lower of Cost or FMV  FMV
-------------------------------------------------------------------------------
Employee leaves without Good Reason
(provided employee does not go to a
competitor)                           None                  FMV
-------------------------------------------------------------------------------
Death, Disability, Retirement         FMV                   FMV
-------------------------------------------------------------------------------

Cost to be grossed up by an appropriate interest rate.